SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2019

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	USAT	The NASDAQ Stock Market LLC
Series A Convertible Preferred Stock, no par value	USATP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On May 14, 2019, USA Technologies, Inc. (the “Company”), received, as expected, a notice from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”). The notice stated that the Company's delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (the "March 31, 2019 Form 10-Q") served as an additional basis for delisting the Company’s securities from Nasdaq. Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (“SEC“). Previously, and as required, on May 13, 2019, the Company filed a Form 12b-25 with the SEC which reported that it would not be in a position to timely file the March 31, 2019 Form 10-Q. The May 14, 2019 notice indicated that the Company should present its views with respect to the additional deficiency to the Nasdaq Hearings Panel (the “Panel”)  in writing by no later than May 21, 2019. As previously reported, on April 17, 2019, the Panel granted the Company’s request for continued listing of the Company’s stock on Nasdaq, and granted the Company until September 9, 2019 to regain compliance with its filing requirements, including the filing of the March 31, 2019 Form 10-Q. The Company has submitted its views to the Panel, and has indicated that the additional deficiency should not affect the exception previously granted by the Panel as the additional deficiency was contemplated by the exception.

On May 20, 2019, the Company issued a press release announcing its receipt of the notice. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 14, 2019, the Company and Glen E. Goold entered into an amendment to the letter agreement dated January 19, 2019 between the Company and Mr. Goold (the “Amendment”), pursuant to which the term thereof was extended from June 30, 2019 to December 31, 2019. The Amendment also provided that the cash bonus payable to Mr. Goold upon the Company achieving compliance with its periodic filing obligations would be increased from $105,000 to $200,000. The Amendment also provided that, in addition to the compensation set forth in the letter agreement, the Company would pay to Mr. Goold a cash retention bonus in the amount of $100,000 if Mr. Goold continued to act as interim Chief Financial Officer until December 31, 2019.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

On May 20, 2019, the Company issued a press release announcing the Amendment. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Amendment to letter agreement by and between the Company and Glen E. Goold dated May 14, 2019

Exhibit 99.1	Press release of the Company dated May 20, 2019

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: May 20, 2019	By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer